Exhibit 1.1

[•] Shares

Trupanion, Inc.

Common Stock

($0.00001 Par Value Per Share)

UNDERWRITING AGREEMENT

July             , 2014

RBC Capital Markets, LLC

Barclays Capital Inc.

Stifel, Nicolaus & Company, Incorporated

As the Representatives of the several

underwriters named in Schedule I hereto

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Trupanion, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom RBC Capital Markets, LLC, Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated are acting as the representatives (“you” or the “Representatives”) an aggregate of [•] shares of the Issuer’s Common Stock, $0.00001 par value per share (the “Firm Securities”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to [•] additional shares of the Issuer’s Common Stock (the “Option Securities”), as set forth below.

RBC Capital Markets, LLC and Barclays Capital Inc. (the “Directed Share Underwriters”) have agreed to reserve a portion of the Shares to be purchased by them under this underwriting agreement (this “Agreement”), up to [•] Shares, for sale to certain of the Issuer’s employees, other than directors and officers, and other parties related to the Issuer (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the heading “Underwriting—Directed Share Program.” The Shares to be sold by the Directed Share Underwriters and their affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.”

As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Securities, if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared a registration statement on Form S-1 (File No. 333-196814) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means the prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); “Prospectus” means the prospectus in the form first used to confirm sales of Shares; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A under the Securities Act; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares. If the Issuer has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time” is [•]:[a/p].m. (Eastern time) on the date of this Agreement.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement has been filed with the Commission under the Securities Act and has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of the Registration Statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration Statement complies, and any further amendments or supplements to the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations. The Prospectus and the Pricing Prospectus each complies and, as amended or supplemented, will comply, in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by any Issuer Free Writing Prospectus and other documents listed in Schedule II(a) hereto1, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), and any individual Written Testing-the-Waters Communication (as defined herein) all of which are listed on Schedule III hereto, when considered together with the Disclosure Package, in each case as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus that is listed on Schedule II(b)2 hereto does not materially conflict with the information contained in the Registration Statement; and any Issuer Free Writing Prospectus listed on Schedule II(b) hereto, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in

[1]	Schedule II(a) will list any (i) free writing prospectuses necessary to effect compliance with Section 12(a)(2) of the Securities Act and (ii) Reports on Form 8-K necessary to effect compliance with Section 12(a)(2) of the Securities Act which are filed immediately after the Applicable Time but before oral confirmation of sale.
[2]	Schedule II(b) will list those free writing prospectuses used in connection with the offering but not included on Schedule II(a), such as any electronic road shows.

order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, any individual Written Testing-the-Waters Communication or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein or in the preparation thereof, such information being listed in Section 13 below. The Issuer is not, and at the time of the initial filing of the Registration Statement was not, an “ineligible issuer” (as defined in Rule 405).

(b) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(c)(i) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries of the Issuer, as listed in Exhibit 21.1 to the Registration Statement (each a “Subsidiary,” and collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing (or the jurisdictional equivalent) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries that, each considered in the aggregate as a single subsidiary, constitute “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Rules and Regulations) of the Issuer. The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing (or the jurisdictional equivalent) in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified or to be in good standing (or the jurisdictional equivalent) would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). “Material Adverse Effect” means any change, event, condition, development or occurrence, whether or not arising in the ordinary course of business, that (A) is materially adverse to the business, operations, properties, rights, management, condition (financial or otherwise), assets, liabilities, earnings, operating results or cash flow of the Issuer and the Subsidiaries taken as a whole or (B) prevents the consummation of the transactions contemplated hereby. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except as described in the Pricing Prospectus and the Prospectus. Except as set forth in the Pricing Prospectus and the

Prospectus, to the knowledge of the Issuer, no Subsidiary is currently prohibited or restricted, directly or indirectly, under any law, rule, regulation, agreement or other instrument to which it is a party or is subject, from (x) paying any dividends to the Issuer, making any other distribution on its capital stock, repaying to the Issuer or any other Subsidiary any loans or advances from the Issuer or other Subsidiary, or transferring any of its properties or assets to the Issuer or any other Subsidiary, or (y) the continuation of the business currently conducted by such Subsidiary.

(ii) American Pet Insurance Company (the “Insurance Subsidiary”) is duly licensed as an insurance company in the State of New York and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Pricing Prospectus and the Prospectus, except where the failure to be so organized, licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer and the Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Insurance Subsidiary has all other necessary licenses, certifications, permits, registrations, qualifications, franchises, approvals, clearances, exemptions and other regulatory authorizations (“Permits”) of and from all insurance regulatory authorities necessary to conduct its existing business as described in the Pricing Prospectus and the Prospectus, except where the failure to have such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Prospectus and the Prospectus, neither the Issuer nor the Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Permit from any insurance regulatory authority must be obtained by any of the Issuer or the Insurance Subsidiary, except where the failure to obtain such additional Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Pricing Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over the Insurance Subsidiary has issued any order or degree impairing (A) payment of dividends by the Insurance Subsidiary other than those restrictions applicable to insurance companies in such jurisdiction generally or (B) the continuation of the business of the Issuer or any Subsidiaries in all material respects as presently conducted.

(d) The outstanding shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated by this Agreement will be validly issued, fully paid and non-assessable; and no preemptive rights are applicable with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock, other than such rights that have been waived or satisfied and disclosed in the Registration Statement, the Prospectus or the Disclosure Package.

(e) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package in all material respects. The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law and the Issuer’s organizational documents. After giving effect to (i) the conversion of all outstanding shares of the Preferred Stock of the Issuer into shares of Common Stock of the Issuer immediately prior to the closing of the offering contemplated by this Agreement and (ii) the effectiveness of the Issuer’s amended and restated certificate of incorporation immediately prior to closing of the offering contemplated by this Agreement, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.

(f) The consolidated financial statements of the Issuer and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus or the Disclosure Package that are not included as required. The other historical financial information of the Issuer and its Subsidiaries included in the Registration Statement, the Prospectus and the Disclosure Package has been derived from the accounting records of the Issuer and its Subsidiaries and presents fairly in all material respects the information shown thereby. All “non-GAAP financial measures” (as such term is defined by the rules and regulations under the Securities Act) contained in the Registration Statement, the Disclosure Package and the Prospectus are disclosed in compliance with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate.

(g) The Issuer maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Prospectus, and the Prospectus, the Issuer is not aware of any material weaknesses in the Issuer’s internal controls.

(h) Ernst & Young LLP (i) has certified the financial statements of the Issuer and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, (ii) is an independent registered public accounting firm with respect to the Issuer within the meaning of the applicable rules and regulations of the Public Company Accounting Oversight Board and the Rules and Regulations and as required by the Securities Act, and (iii) has certified and delivered its opinion with respect to the audited financial statements of the Insurance Subsidiary as of and for the years December 31, 2013 and 2012, as provided to the Underwriters by the Issuer.

(i) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or any of the Subsidiaries before any court, regulatory body, administrative agency or otherwise (i) that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described or (ii) that, if determined adversely to the Issuer or any of the Subsidiaries is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(j) No labor problem or dispute with the employees of the Issuer or the Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries’ principal suppliers, manufacturers, contractors or customers, that might, individually or in the aggregate, have a Material Adverse Effect. Each of the Issuer’s independent contractors in its national referral network have entered into an independent contractor agreement that is substantially consistent with the forms thereof provided to the Underwriters and, to the Issuer’s knowledge, each such independent contractor is in compliance with such agreement in all material respects.

(k) The Issuer and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount. The Issuer and the Subsidiaries occupy their leased properties under, to their knowledge, valid and binding leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuer and the Subsidiaries, and which conform in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package.

(l) Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, the Issuer and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed by or with respect to them (or any of them) and have paid all taxes shown on such tax returns and all assessments received by them (or any of them) to the extent that such taxes have become due and payable, except for any such filings or taxes as are being contested in good faith and for which adequate reserves for accrual have been established in accordance with GAAP, or where failure to pay would not have a Material Adverse Effect.

(m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and there has not been any material transaction entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Issuer and the Subsidiaries have no material contingent obligations or liabilities that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(n) Neither the Issuer nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its Certificate of Incorporation as amended to date (the “Charter”) or bylaws as amended to date (the “Bylaws”) or the comparable constitutional documents of the Subsidiaries, as applicable or (ii) under any material agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, in the case of clause (ii), which default has had or is reasonably likely to have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries has received or sent notice of termination or intention to terminate any agreement, lease, contract, indenture or other instrument or obligation that is material to the Issuer or the Subsidiaries, and no such termination has been threatened to the Issuer’s knowledge, except as has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the performance by the Issuer of its obligations hereunder do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement, lease, contract, indenture or other instrument or obligation to which the Issuer or any of the Subsidiaries is a party, or of the Charter or Bylaws of the Issuer or the comparable constitutional documents of the Subsidiaries, or any order, rule or regulation applicable to the Issuer or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, which would have, individually or in the aggregate, a Material Adverse Effect.

(o) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except those as may be required by the Commission, by the Financial Industry Regulatory Authority, Inc. (“FINRA”), by the New York Stock Exchange or to qualify the Shares for public offering by the Underwriters under state or foreign securities or Blue Sky laws) has been obtained or made and, to the Issuer’s knowledge, is in full force and effect, except which would not have, individually or in the aggregate, a Material Adverse Effect.

(p) The Issuer and each of the Subsidiaries have all material Permits from governmental authorities as are necessary to conduct its businesses and all relevant operations as currently conducted, and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package, as applicable, except where failure to have the same would not have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Prospectus or the Disclosure Package, there is no claim, proceeding or controversy pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as described in the Registration Statement, the Prospectus or the Disclosure Package, the Issuer and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permits, except such events that would not have, individually or in the aggregate, a Material Adverse Effect.

(q) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares; provided, however, that the Issuer makes no such representation or warranty with respect to the actions of any Underwriter or affiliate or agent of any Underwriter acting on behalf of such Underwriter.

(r) Neither the Issuer nor any of the Subsidiaries is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will not become or be required to register as, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(s) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the material terms of such policies in all material respects. There are no claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause, which would have a Material Adverse Effect.

(t) The Issuer and any of its applicable employee benefit plans are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(u) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(v) Other than the Subsidiaries, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other similar entity.

(w) There are no statutes, regulations, contracts or other documents (including, without limitation, any stockholders agreement, investor rights agreement or voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. Neither the Issuer nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer, any Subsidiary or any other party to any such contract or agreement.

(x) Neither the Issuer nor any Subsidiary is in material violation of any applicable statute, any applicable rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). Neither the Issuer nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Issuer is not aware of any pending investigation that is reasonably expected to lead to such a claim.

(y) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for any federal or state office in the United States or foreign offices by the Issuer or any Subsidiary, by any of their officers, directors or employees or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, or Permit relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(z) Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any Subsidiary, is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea and Syria). The Issuer will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing or otherwise facilitating the activities of any person or in county or territory that, at time of such financing or facilitation, is subject to any Sanctions. For the past five years, the Issuer and the Subsidiaries have not knowingly engaged in and are not now knowingly engaging in, dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) The operations of the Issuer and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act), the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Issuer and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Issuer or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Issuer’s knowledge, threatened. To the Issuer’s knowledge, neither the Issuer nor the Subsidiaries has engaged in any business activity related to the petroleum industry, military applications, the governments of Iran or Syria, and transfers of goods, technologies or services (including financial services) that may assist the governments of Iran or Syria or facilitate money laundering or other activities proscribed by U.S. law.

(bb) The Issuer and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Prospectus and the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”), except where the failure to so own, license or otherwise possess rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus and the Disclosure Package, (i) no third parties have obtained any interest in or rights to any such Intellectual Property from the Issuer, other than the retained rights of the owners of the Intellectual Property that that is licensed to the Issuer or the Subsidiaries; (ii) to the Issuer’s knowledge, there is no infringement, misappropriation or other violation by third parties of any such Intellectual Property; and (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any of the Intellectual Property; except, in the case of each of (ii) and (iii) above, where the outcome of which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus and the Disclosure Package, none of the technology employed by the Issuer has been obtained or, to the Issuer’s knowledge, is being used by the Issuer in violation of the rights of any person or third party.

(cc) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the conduct of business by the Issuer and each of the Subsidiaries complies, and at all times has complied, in all material respects with applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business and operations, including, without limitation, the applicable insurance laws and regulations of the states of incorporation of the Issuer and the Insurance Subsidiary and the insurance laws and regulations of other applicable jurisdictions, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act, the False Statements Act, and applicable licensing and certification Laws covering any aspect of the business of the Issuer or any of the Subsidiaries, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Issuer nor any of the Subsidiaries has received any written notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) The Issuer and the Insurance Subsidiary are not parties to any ceded reinsurance or retrocessional treaties, contracts, agreements or arrangements.

(ee) To the extent compliance is required as of the date of this Agreement, the Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(ff) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act applicable to the Issuer; such disclosure controls and procedures have been designed to ensure that all information required to be disclosed by the Issuer in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective at the reasonable assurance level.

(gg) There are no, and at the time the Registration Statement was filed there were no, outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members.

(hh) Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement, the Prospectus and the Disclosure Package.

(ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made by the Issuer or reaffirmed without a reasonable basis or has been disclosed by the Issuer other than in good faith.

(jj) Since the date the Issuer first confidentially submitted a draft registration statement to the Commission (or, if earlier, the first date on which the Issuer engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(kk) The Issuer (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Issuer reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Issuer has not distributed any Written Testing-the-Waters

Communications, other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ll) The Issuer represents and warrants that (i) the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Disclosure Package and the Prospectus, as amended or supplemented (if applicable), are distributed in connection with the Directed Share Program, and that (ii) no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Issuer has not offered, or caused the underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (x) a customer of, supplier of, or other person with a business relationship to the Issuer to alter such person’s level or type of business with the Issuer, or (y) a trade journalist or publication to write or publish favorable information about the Issuer or its products.

2. PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[•] per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.

(b) Payment for the Firm Securities to be sold hereunder is to be made in immediately available funds to an account designated by the Issuer against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, at 10:00 a.m., Eastern time, on the third business day after the date of this Agreement, or if this Agreement is signed after 4:30 p.m. Eastern time on such date, four business days after the date of this Agreement, or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed and on which the Depository Trust Company is open and providing settlement services.

(d) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part, once or on multiple occasions, by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on an Option Closing Date in immediately available funds drawn to the order of the Issuer against delivery of the Option Securities through the facilities of the Depository Trust Company.

3. OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4. COVENANTS OF THE ISSUER.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Securities Act; and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b) The Issuer has not distributed, and without the prior consent of the Representatives it will not distribute, any prospectus or other written offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing

Prospectus) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made, and without the prior consent of the Issuer and the Representatives it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto. The Issuer has complied and will comply with the applicable requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which any Issuer Free Writing Prospectus which is then in use would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuer will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus and any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. At the request of the Representatives, the Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g) The Issuer will comply with the applicable requirements of the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If the Pricing Prospectus is being used to solicit offers to buy Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which the Issuer or the Underwriters reasonably believes makes it necessary to amend or supplement the Pricing Prospectus in order to make the statements therein (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto), in the light of the circumstances existing at such time, not misleading, or any event shall occur as a result of which, the information in the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto) conflicts with information contained in the Registration Statement then on file or if it is necessary at any time to amend or supplement the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule II(a) hereto) to comply with any applicable requirements of the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Pricing Prospectus so that the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances at such time, be misleading, or so that the Pricing Prospectus will comply with the applicable requirements of the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer (or in lieu thereof the notice referred to in Rule 173 under the Securities Act), any event shall occur as a result of which the Issuer or the Underwriters reasonably believe it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the applicable requirements of the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is so delivered, be misleading, or so that the Prospectus will comply with the applicable requirements of the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; it being understood and agreed that such earning statement shall be deemed to have been made available by the Issuer if the Issuer is in compliance with its reporting obligations pursuant to the Exchange Act, if such compliance satisfies the conditions of Rule 158 and if such earnings statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j) Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, the Issuer will not (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock of the Issuer or any other securities of the Issuer that are substantially similar to its Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Stock of the Issuer or any other securities of the Issuer that are substantially similar to its Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, other than any registration statement on Form S-8 filed to register securities to be offered under any of the Issuer’s employee benefit or equity incentive plans disclosed in the Registration Statement; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock of the Issuer or any other securities of the Issuer that are substantially similar to its Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common stock of the Issuer or any other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii); except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock of the Issuer upon the conversion of securities or the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), Disclosure Package and the Prospectus, (C) issuances of Common Stock of the Issuer upon the exchange of securities of its Subsidiaries as disclosed in the Registration Statement, Disclosure Package and the Prospectus, (D) issuances of Common Stock of the Issuer (including pursuant to restricted stock awards, restricted stock units and upon the exercise of options) and grants of equity-based awards pursuant to any employee stock option plan, employee stock incentive plan, employee stock purchase plan, employee dividend reinvestment plan or any other employee benefit plan of the Issuer described in the Disclosure Package and the Prospectus or (E) the issuance of Common Stock of the Issuer or other securities convertible into or exercisable for shares of Common Stock of the Issuer in connection with transactions that include a commercial relationship (including without limitation, the insurance of commercial debt, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition by the Issuer or any of its Subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Issuer in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement; provided further, that, in the case of this clause (E), the aggregate number of shares issued shall not exceed 10% of the total number of outstanding shares immediately following the issuance and sale of the Firm Shares pursuant hereto and the Issuer shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a Lock-Up Agreement (as defined below), and enter stop transfer instructions with the Issuer’s transfer agent and registrar on such securities, which the Issuer agrees it will not waive or amend without the prior written consent of the Representatives, in their sole discretion.

(k) The Issuer will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(l) The Issuer has caused each officer and director and substantially all holders of shares of Common Stock of the Issuer or any security convertible into or exercisable or exchangeable for shares of Common Stock of the Issuer or any warrant or other right to acquire shares of Common Stock or any other security of the Issuer to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form attached hereto as Exhibit A (“Lock-Up Agreements”).

(m) The Issuer shall apply the net proceeds of its sale of the Shares in all material respects as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(n) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock of the Issuer.

(o) If the Representatives, in their sole discretion, agree to release or waive the restrictions in a Lock-Up Agreement for an officer or director of the Issuer and notify the Issuer of the impending release or waiver at least three business days before the effective date of such release or waiver, the Issuer agrees to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.

(p) The Issuer will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

5. COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) the cost of preparing, filing, printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the registration statement (and any amendment thereto) under the Exchange Act for the Issuer’s Common Stock, the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign securities or Blue Sky laws (including the reasonable and documented legal fees and filing fees and other disbursements of outside counsel for the Underwriters, up to a maximum of $15,000) and the printing and furnishing of copies of any Blue Sky surveys or legal investment surveys to the Underwriters and to dealers; (iv) the filing fees of the Commission; (v) any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters and the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the Depositary Trust Company; (vi) the filing fees and expenses (including reasonable and documented legal fees and disbursements of outside counsel for the Underwriters, up to a maximum of $35,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; (vii) the initial listing fee of the New York Stock Exchange and any related fees; and (viii) the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel (including fifty percent (50%) of the cost of any aircraft chartered in connection with the road show), lodging and other expenses of Issuer personnel.

The Issuer shall not, however, be required to pay for any of the Underwriters’ expenses (other than those contemplated in clauses (iii) and (vi) of the prior paragraph, subject to any maximum amounts provided for therein), including, for the avoidance of doubt, the travel (including fifty percent (50%) of the cost of any aircraft chartered in connection with the road show), lodging and other expenses of the Underwriters incurred in connection with the road show presentations, except that, if this Agreement shall not be consummated because the conditions in

Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to sell and deliver the Shares required to be delivered as and when specified in this Agreement, other than by reason of the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable and documented out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with marketing the Shares or in contemplation of performing their obligations hereunder; provided, however, that for purposes of this Section, the Issuer shall in no event be liable to the several underwriters for any other amounts, including, without limitation, damages on account of loss of anticipated profits from the sale by them of the Shares.

6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on each Option Closing Date are subject to the accuracy, as of the Closing Date and each Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A under the Securities Act shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, (i) an opinion and negative assurance letter of Fenwick & West LLP, counsel for the Issuer, (ii) an opinion letter of Kutak Rock LLP, regulatory counsel for the Issuer, (iii) an opinion letter of McCarthy Tétrault LLP, Canadian counsel for the Issuer, and (iv) and an opinion letter from Asher Bearman, General Counsel for the Issuer, in each case dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters, and in a form and substance satisfactory to the Representatives.

(c) The Representatives shall have received from DLA Piper LLP (US), counsel for the Underwriters, the opinion and negative assurance letter dated the Closing Date and each Option Closing Date, if any, in a form and substance satisfactory to the Representatives.

(d) The Representatives shall have received, on the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of Ernst & Young LLP containing such statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(e) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer or Chief Financial Officer to the effect that, as of the Closing Date or the applicable Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to such person’s knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the applicable Option Closing Date, if any;

(iii) Such person has carefully examined the Registration Statement and the Prospectus and, in such person’s opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

(iv) Since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any material adverse change or any development involving a prospective change that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (ii) neither the Issuer nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect and (iii) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s employee benefit plans) or long-term debt of the Issuer or any of the Subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package.

(f) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(g) The Firm Securities and Option Securities, if any, shall have been approved for listing upon notice of issuance on the New York Stock Exchange.

(h) The Lock-Up Agreements described in Section 4(l) shall be in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to DLA Piper LLP (US), counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. INDEMNIFICATION.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (“issuer information”), any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (B) the omission or alleged omission of a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus, issuer information, Written Testing-the-Waters Communication, or road show, in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives expressly for use in the preparation thereof, such information being listed in Section 13 below.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any reasonable legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters and each such controlling person will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any issuer information, any Written Testing-the-Waters Communication or any road show, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, any issuer information or any Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or road show, in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives expressly for use in the preparation thereof, such information being listed in Section 13 below.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8 shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of this Section. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the outside counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local outside counsel) for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (c), by the Issuer in the case of parties indemnified pursuant to Section 8(b), and by the DSP Underwriter Entities in the case of parties indemnified pursuant to Section 8(f). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under this Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters or the DSP Underwriter Entities, as applicable, on the other hand, from the offering of the Shares or the Directed Shares, as applicable. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, on the one hand, and the Underwriters or the DSP Underwriter Entities, as applicable, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and the Underwriters or the DSP Underwriters, as applicable, on the other hand, shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Shares or the Directed Shares, as applicable, received by the Issuer bears to the total underwriting discounts and commissions received by the Underwriters or the DSP Underwriters, as applicable, on the other hand, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Underwriters or the DSP Underwriters, as applicable, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other reasonable expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

(f)(i) The Issuer agrees to indemnify and hold harmless the Directed Share Underwriters, and each person, if any, who controls a Directed Share Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of a Directed Share Underwriter within the meaning of Rule 405 under the Securities Act (each, a “DSP Underwriter Entity”) from and against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (including legal fees and expenses as incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted) to which such Directed Share Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Issuer for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (C) the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the DSP Underwriter Entities.

(ii) The provisions of Section 8(c), (d) and (e) shall apply to the indemnification provided to the DSP Underwriter Entities in Section 8(f), mutadis mutandis.

9. DEFAULT BY UNDERWRITERS.

If on the Closing Date or each applicable Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or each applicable Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may reasonably determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Underwriters, to:	RBC Capital Markets, LLC Three World Financial Center, 8th Floor 200 Vesey Street New York, New York 10281-8098 Attention: Michael Goldberg, Syndicate Director Fax: (212) 428-6260

and:	Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: Syndicate Registration Fax: (646) 834-8133

and:	Stifel, Nicolaus & Company, Incorporated 787 Seventh Avenue New York, NY 10019 Attention: Adam Kohn Fax: (212) 682-1766

with a copy (which shall not constitute notice) to:	DLA Piper LLP (US) 701 Fifth Avenue, Suite 7000 Seattle, Washington 98104 Attention: Trenton C. Dykes, Esq. Fax: (206) 494-1776

if to the Issuer, to:	Trupanion, Inc. 907 NW Ballard Way Seattle, Washington 98107 Attention: Asher Bearman, General Counsel Fax: (866) 405-4536

with a copy (which shall not constitute notice) to:	Fenwick & West LLP 1191 Second Avenue, Floor 10 Seattle, Washington 98101 Attention: James D. Evans, Esq. Fax: (206) 389-4511

11. TERMINATION.

(a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) has had or is reasonably likely to have a Material Adverse Effect; (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that is reasonably likely to have a Material Adverse Effect; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating accorded to any of the securities of the Issuer or the Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act); (vii) the suspension of trading of the Issuer’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which the Representatives reasonably believe has had or may have a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. Information Provided by Underwriters.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any issuer information, any Written Testing-the-Waters Communication, any road show or the Registration Statement consists of the concession figure appearing in the Prospectus in the first paragraph under the caption “Underwriting—Commissions and Expenses” and the information contained under the caption “Underwriting – Stabilization.”

14. RESEARCH INDEPENDENCE

The Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering of the Shares that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15. NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with the offering or sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arm’s-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the offering of the Shares that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the offering of the Shares.

16. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours, TRUPANION, INC.

By
Daryl Rawlings Chief Executive Officer

[Underwriting Agreement Signature Page (Issuer)]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC BARCLAYS CAPITAL INC. STIFEL, NICOLAUS & COMPANY, INCORPORATED As the Representatives of the several underwriters named in Schedule I hereto By: RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

By: BARCLAYS CAPITAL INC.

By:
Name:
Title:

By: STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

[Underwriting Agreement Signature Page (Underwriters)]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased
RBC Capital Markets, LLC	[•]
Barclays Capital Inc.	[•]
Stifel, Nicolaus & Company, Incorporated	[•]
Canaccord Genuity Inc.	[•]
Cowen and Company, LLC	[•]
LOYAL3 Securities, Inc.	[•]

TOTAL	[•]

SCHEDULE II(A)

ISSUER FREE WRITING PROSPECTUSES AND OTHER DOCUMENTS THAT,

TOGETHER WITH THE PRICING PROSPECTUS, COMPRISE THE DISCLOSURE PACKAGE

SCHEDULE II(B)

ISSUER FREE WRITING PROSPECTUSES NOT INCLUDED IN THE DISCLOSURE PACKAGE

Email to veterinary partners regarding Shares available on LOYAL3 Platform

Email to Territory Partners regarding Shares available on LOYAL3 Platform

Email to employees and friends regarding Shares available on LOYAL3 Platform

Transcript of video made available on LOYAL3 Platform

SCHEDULE III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

                , 2014

RBC Capital Markets, LLC

Barclays Capital Inc.

Stifel, Nicolaus & Company, Incorporated

As the Representatives of the Several

    Underwriters

c/o RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue

New York, NY 10019

Re: Trupanion, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner (of record or beneficially) of certain shares of common stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which RBC Capital Markets, LLC, Barclays Capital Inc. and Stifel, Nicolaus & Company, Incorporated (“Stifel”) will act as the representatives (collectively, “you” or the “Representatives”) of the several underwriters named in Schedule I to the underwriting agreement (the “Underwriters”) to be entered into between the Underwriters and the Company with respect to the Offering (the “Underwriting Agreement”). The undersigned recognizes that the Offering will be of benefit to the undersigned and the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and in entering into the Underwriting Agreement.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of the Representatives, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), grant any option, right or warrant to purchase, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), lend or otherwise dispose of any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), including, without limitation, entering into any swap or other arrangement that transfers, in whole or in part, the economic consequences of the ownership of Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering (the “Restricted Period”).

If the undersigned is an officer or director of the Company, (1) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering, and (2) if the Representatives determine to consent to a requested release or waiver of the foregoing restrictions, (i) as required by the Financial Industry Regulatory Authority, Inc., the Representatives will notify the Company of the impending release or waiver at least three business days before the effective date of such release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement that are applicable to the undersigned to the extent and for the duration that such terms remain in effect at the time of the transfer. Any release or waiver granted by the Representative hereunder with respect to shares of Common Stock (other than releases or waivers with respect to shares of Common Stock held by any one stockholder in the aggregate having a value of less than $200,000, provided that the aggregate value of all releases and waivers for all stockholders under this parenthetical may not exceed $2,000,000 (such value with respect to each release or waiver to be calculated by multiplying the number of shares of Common Stock with respect to which a release or waiver is granted by the closing pricing of the Common Stock as reported by the stock exchange upon which the Common Stock is listed on the fifth business day prior to the effective date of the applicable release or waiver)) shall apply to all stockholders of the Company that have signed a Lock-Up Agreement (as defined in the Underwriting Agreement) on a pro rata basis based on the total number of shares of Common Stock and securities convertible into or exchangeable or exercisable for Common Stock subject to such agreements.

Notwithstanding the foregoing, the undersigned may contract to transfer and/or transfer, as applicable, the undersigned’s shares of Common Stock (1) as a bona fide gift or gifts, (2) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or, if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (3) by will or under the laws of descent, or pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (4) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution of shares of Common Stock to its stockholders, limited partners, members, or other equity holders, (5) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, (6) pursuant to the “net” exercise of outstanding options or warrants described in the final prospectus for the Offering in accordance with their terms, in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise, (7) pursuant to sales or transfers to the Company in connection with the repurchase of shares of Common Stock upon the termination of employment or service provider status, (8) pursuant to sales of Common Stock acquired by the undersigned in open market transactions after completion of the Offering or (9) by entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of Common Stock, provided that no sales or transfers of the Common Stock subject to such plan occur during the Restricted Period; provided, that in the case of any transfer, distribution, or written plan pursuant to clause (1), (2), (3), (4) or (5), that any donee, trustee, legatee, heir, distributee or other transferee, as the case may be, has agreed in writing to be bound by the same terms described in this letter agreement; provided, further, that in the case of any transfer, distribution, or written plan pursuant to clauses (1), (2), (3), (4), (5), (6), (8) or (9), that no public announcement or filing (including any Form 4) regarding such transfer, distribution, or written plan is effected during the Restricted Period. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions. Any duly appointed transfer agent and registrar for the registration or transfer of the Common Stock or securities convertible into or exchangeable or exercisable for Common Stock described herein are hereby authorized to decline to make any transfer of such Common Stock or securities convertible into or exchangeable or exercisable for Common Stock if such transfer would constitute a violation or breach of this letter agreement.

The restrictions in this letter agreement do not apply to (1) any sale of shares of Common Stock in the Offering to the Underwriters pursuant to the Underwriting Agreement, (2) the conversion of the outstanding preferred stock of the Company into shares of Common Stock in connection with the closing of the Offering and (3) the exchange of the outstanding exchangeable shares of Trupanion Canadian Shareholders, Ltd. (formerly Vetinsurance Ltd.) into shares of Common Stock in connection with the Offering.

The undersigned understands that, (1) if the Underwriting Agreement has not been executed by August 31, 2014, (2) if the Company files and later withdraws the registration statement relating to the Offering or (3) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter agreement.

The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement, any market standoff agreement or any other lock-up agreement related to the Common Stock to which the undersigned and the Company may be party, this letter agreement supersedes such registration rights agreement, market standoff agreement or other lock-up agreement.

The undersigned hereby consents to receipt of this letter agreement in electronic form and understands and agrees that this letter agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this letter agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

[Printed Name of Holder]

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)